UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2025
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3200 Kirby Drive, Suite 600	Houston	TX		77098
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code			(713)	335-5151

(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock $0.001 par value per share	PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

Exchange Agreements

On June 12, 2025, PROS Holdings, Inc. (the “Company”) entered into privately-negotiated agreements (the “Exchange Agreements”) with a limited number of existing holders of the Company’s 2.250% Convertible Senior Notes due 2027 (the “2027 Notes”) who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (such existing holders, the “Exchange Participants”) to exchange approximately $186.9 million aggregate principal amount of the Exchange Participants’ existing 2027 Notes for $185.0 million aggregate principal amount of the Company’s newly-issued 2.50% Convertible Senior Notes due 2030 (the “2030 Notes”) and cash in an amount equal to the accrued and unpaid interest on the 2027 Notes (such exchange transactions, the “Exchange”).

The 2030 Notes will be unsecured, unsubordinated obligations of the Company and will pay interest semiannually at an annual rate of 2.50% and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate at such time. The 2030 Notes have an initial conversion price that is approximately equal to 135% of the greater of (i) the average of the “Daily VWAPs” (as defined in the indenture governing the 2027 Notes) per share of the Company’s common stock for each of the five consecutive Trading Days (as defined in the indenture governing the 2027 Notes) beginning on, and including, June 13, 2025 (such period, the “Reference Period”); and (ii) $15.17 (such greater number, the “Reference Price”). The conversion rate will be subject to adjustment in certain circumstances, including in connection with specified fundamental changes or the calling of the 2030 Notes for redemption. Holders of the 2030 Notes will have the right to require the Company to repurchase all or a portion of their 2030 Notes upon the occurrence of a fundamental change (as defined in the indenture governing the 2030 Notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest. The 2030 Notes will mature on July 1, 2030, unless converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to April 1, 2030, the 2030 Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of these conditions.

The description of the Exchange Agreements is qualified in its entirety by reference to the full and complete terms of the form of Exchange Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Securities Purchase Agreement

On June 12, 2025, the Company also entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a limited number of investors (collectively, the “Investors”). Pursuant to the Purchase Agreement, subject to certain conditions precedent contained therein, the Company agreed to sell to the Investors $50.0 million aggregate principal amount of 2030 Notes at a cash purchase price of 100% of their principal amount (the “Purchase Offering”).

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary obligations of the parties. Pursuant to the Purchase Agreement and subject to exceptions, each of the Company’s executive officers and directors has agreed, subject to certain exceptions, not to dispose of or hedge any shares of the Company’s common stock or securities convertible into or exchangeable for shares of the Company’s common stock during the 60-day period following the date of the Purchase Agreement.

The Purchase Offering is expected to close on or about June 24, 2025, subject to customary closing conditions. The Company currently intends to use the net proceeds from the Purchase Offering to purchase the capped calls and for general corporate purposes.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

The Company expects that some or all of the holders of the 2027 Notes that are exchanged by the Company in the Exchange may purchase shares of the Company’s common stock in open market transactions or enter into or unwind various derivatives with respect to the Company’s common stock to unwind hedge positions that they have with respect to their investments in the 2027 Notes. The Company also expects that some or all holders of the 2030 Notes may sell shares of the Company’s common stock in open market transactions or enter into various derivatives with respect to the Company’s common stock to hedge their investments in the 2030 Notes. These transactions may cause or avoid an increase or decrease in the market price of the Company’s common stock, the effect of which may be material.

Capped Call Transactions

In connection with the Exchange and Purchase Offering, on June 12, 2025, the Company entered into capped call transactions (the “Capped Call Transactions”) with certain option counterparties (the “Option Counterparties”). The Company will pay a premium to the Option Counterparties for the Capped Call Transactions in an aggregate amount equal to approximately $27.9 million, which payment is anticipated to occur concurrently with the settlement of the Exchange. The Capped Call Transactions will cover, subject to customary anti-dilution adjustments, a number of shares of the Company’s common stock approximately corresponding with the number of shares of the Company’s common stock underlying the 2030 Notes. The capped call transactions entered into by the Company in connection with the 2030 Notes are intended to reduce potential dilution to the Company’s common stock and/or offset any cash payments the Company will be required to make in excess of the principal amount upon any conversion of the 2030 Notes, with such reduction or offset subject to a cap. The strike price of the Capped Call Transactions will initially correspond to the initial conversion price of the 2030 Notes and the cap price of the Capped Call Transactions will initially be equal to 100% of the Reference Price, in each case, subject to adjustment in accordance with the terms of the Capped Call Confirmations.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are evidenced by any of the Capped Call Transactions.

In connection with establishing their initial hedges of the Capped Call Transactions, the Option Counterparties or their respective affiliates expect to purchase shares of the Company’s common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the Reference Period. This activity could cause an increase or reduce the size of any decrease in the market price of the Company’s common stock or the 2030 Notes at that time. In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock or purchasing or selling the Company’s common stock in secondary market transactions following their entry into the Capped Call Transactions (including during the Reference Period) and prior to the maturity of the 2030 Notes (and are likely to do so during the relevant valuation period under the Capped Call Transactions or following any early conversion of the 2030 Notes, any repurchase of the 2030 Notes by the Company on any fundamental change repurchase date, any redemption date or otherwise, in each case if the Company exercises its option to terminate the relevant portion of the Capped Call Transactions). This activity could also cause or avoid an increase or decrease in the market price of the Company’s common stock or the 2030 Notes, which could affect the holders’ ability to convert the 2030 Notes and, to the extent the activity occurs during any observation period related to a conversion of the 2030 Notes, it could affect the amount and value of the consideration that the holder will receive on conversion of the 2030 Notes.

In connection with the issuance of the 2027 Notes, the Company entered into capped call transactions (the “Existing Capped Call Transactions”) with certain option counterparties (the “Existing Option Counterparties”). In connection with the Exchange, the Company may enter into agreements with the Existing Option Counterparties concurrently with or shortly after the Reference Period to unwind a portion of the Existing Capped Call Transactions in a notional amount corresponding to the principal amount of the 2027 Notes exchanged in the Exchange. In connection with the termination of the Existing Capped Call Transactions, and the related unwinding of the existing hedge positions of the Existing Option Counterparties with respect to such transactions, the Company expects that the Existing Option Counterparties or their respective affiliates may purchase or sell shares of the Company’s common stock in the open market or enter into or unwind various derivative transactions with respect to the Company’s common stock concurrently with or shortly after such termination. These transactions may cause or avoid an increase or decrease in the market price of the Company’s common stock, the effect of which may be material.

The description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the form of Capped Call Confirmations, which is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.03.    Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities

The 2030 Notes are expected to be issued to the Exchange Participants in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Exchange Participants in the Exchange Agreements. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The offer and sale to the Investors of the 2030 Notes will be made in reliance upon Section 4(a)(2) under the Securities Act, or upon such other exemption or exclusion from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions with the Investors to be made under the Purchase Agreement.

The issuance of any shares of the Company’s common stock upon conversion of the 2030 Notes are expected to be made in reliance upon Section 3(a)(9) of the Securities Act.

Item 7.01.    Regulation FD Disclosure

On June 13, 2025, the Company issued a press release announcing that management is holding a virtual Q&A session for investors today, Friday, June 13, 2025 and reaffirming second quarter 2025 guidance. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the SEC by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Exchange Agreement
10.2	Form of Securities Purchase Agreement
10.3	Form of Capped Call
99.1	Press Release dated June 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

/s/ Damian W. Olthoff
Date: June 12, 2025	Damian W. Olthoff
General Counsel and Secretary